Exhibit 99.1

ACCSYS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

ACCSYS, INC. AND SUBSIDIARY

Table of Contents

December 31, 2018

Page

Independent Auditors' Report	1

Consolidated Financial Statements as of and for the year ended December 31, 2018:

Balance Sheet	2- 3

Statement of Operations and Shareholders' Deficit	4

Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6- 13

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Independent Auditor’s Report

Board of Directors
Accsys, Inc.
Tampa, Florida

We have audited the accompanying consolidated financial statements of Accsys, Inc. and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of operations and shareholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Accsys, Inc. and its subsidiary as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Certified Public Accountants
December 13, 2019

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

ACCSYS, INC. AND SUBSIDIARY

Consolidated Balance Sheet

December 31, 2018

Assets
Current Assets:
Cash and cash equivalents	$759,297
Accounts and unbilled receivables	109,562
Prepaid expenses and other current assets	109,969
Total current assets	978,828
Property and equipment, at cost:
Office equipment	286,792
Leasehold improvements	40,500
Furniture and fixtures	25,246
Computer software	7,249
359,787
Less accumulated depreciation and amortization	(293,630)
Net property and equipment	66,157
Total Assets	$1,044,985

See notes to consolidated financial statements.

ACCSYS, INC. AND SUBSIDIARY

Consolidated Balance Sheet - Continued

December 31, 2018

Liabilities and Shareholders' Deficit
Current Liabilities:
Accounts payable	$647,770
Payroll and payroll related liabilities	249,103
Customer deposits	94,188
Customer rebates payable	68,471
Deferred revenue	965,759
Line of credit	100,000
Capital lease obligations - current portion	20,754
Shareholder notes payable - current portion	30,000
Total current liabilities	2,176,045
Capital lease obligations, net of current portion	25,724
Shareholder notes payable, net of current portion	4,495,100
Deferred liabilities - shareholders	1,734,636
Total liabilities	8,431,505
Commitments (Note 5)
Shareholders' Deficit:
Common stock, $1 par value, 1,000 shares authorized; 810 shares issued and outstanding	1,000
Additional paid-in capital	475,627
Treasury stock, 190 shares, at cost	(300,000)
Deficit	(7,563,147)
Total shareholders' deficit	(7,386,520)
Total Liabilities and Shareholders' Deficit	$1,044,985

See notes to consolidated financial statements.

ACCSYS, INC. AND SUBSIDIARY

Consolidated Statement of Operations and Shareholders' Deficit

For the Year Ended December 31, 2018

Revenues, net	$6,118,217
Costs of revenues	3,349,103
Gross profit	2,769,114
Operating expenses	3,158,020
Operating loss	(388,906)
Other income (expense):
Interest income	232
Interest expense	(198,783)
Other expense	(26,636)
Total other expense, net	(225,187)
Net loss	(614,093)
Deficit, beginning of year	(6,871,054)
Less distributions	(78,000)
Deficit, end of year	$(7,563,147)

See notes to consolidated financial statements.

ACCSYS, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2018

Increase (Decrease) in Cash and Cash Equivalents Cash flows from operating activities:
Net loss	$(614,093)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,852
Forgiveness of employee advances	250
Provision for bad debts	29,297
Changes in assets and liabilities:
Accounts receivable	473,337
Prepaid expenses and other current assets	16,431
Accounts payable	325,360
Payroll and payroll related liabilities	113,678
Customer deposits	28,819
Customer rebate payable	(1,075)
Deferred revenues	(201,237)
Net cash provided by operating activities	194,619
Cash flows from financing activities:
Distribution to shareholders	(78,000)
Payments on capital lease obligations	(20,268)
Payments on shareholder note payable	(37,500)
Cash used in financing activities	(135,768)
Net increase in cash and cash equivalents	58,851
Cash and cash equivalents, beginning of year	700,446
Cash and cash equivalents, end of year	$759,297

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$129,207

Supplemental Disclosure of Noncash Investing and Financing Transactions:

Capital lease obligations for equipment	$43,790

See notes to consolidated financial statements.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2018

Note 1 - Description of business and summary of significant accounting policies:

Nature of business

AccSys, Inc. (d/b/a Restaurant Magic Software), ("AccSys") was initially incorporated under the laws of the state of Florida in 1979. In November 2019, AccSys converted to a limited liability company under the laws of state of Delaware. AccSys's primary product, Data Central, is a suite of back office applications designed to help restaurant managers achieve operational and financial goals. The software integrates information from customers' existing Point of Sale, inventory, supply, payroll, and accounting platforms to provide a comprehensive view of operations. Data Central is offered as Software as a Service (SaaS) to its customers. The Company is headquartered in Tampa, Florida and its customers are located throughout the United States.

Basis of presentation

The Company has adopted the Financial Accounting Standards Board (FASB) Codification (Codification). The Codification is the single official source of authoritative accounting principles generally accepted in the United States of America (U.S. GAAP) recognized by the FASB to be applied by nongovernmental entities, and all of the Codification's content carries the same level of authority.

Basis of consolidation

At December 31, 2018, the accompanying consolidated financial statements include the accounts of AccSys and its wholly-owned subsidiary, AfterWords, Inc. ("AfterWords"). AccSys and Afterwards are hereinafter collectively referred to as the "Company." In November 2019 the Company's interest in AfterWords was transferred to a separate related entity. All significant intercompany balances and transactions have been eliminated in consolidation.

Liquidity

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2018, the Company has working capital and shareholder deficits of approximately $1,197,200 and $7,387,000, respectively. However, a significant portion of these deficits arose because of investments made in the launch of AfterWords. The entity was spun off to a related entity in November 2019 and the Company does not anticipate that additional investments will be required. Furthermore the working capital deficit includes approximately $966,000 of deferred revenues which will not require the outlay of cash. The Company generated net income in 2019 and anticipates generating significant net income and cash flow from operations in 2020 and beyond. And in the event such positive results of operations and cash flows do not come to fruition, the shareholders have represented that if necessary, they will infuse adequate capital to meet the Company's obligations, through at a minimum, one year from the date the financial statements are issued. Accordingly, management believes the Company will have adequate resources to meet its obligations through, at a minimum, one year from the date of these financial statements.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2018

Note 1 - Description of business and summary of significant accounting policies - continued:

Use of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by these estimates. Estimates that are critical to the accompanying consolidated financial statement relate primarily to management's belief that all of the Company's long-lived asset are recoverable and that the Company will generate adequate cash to meet its obligations through December 13, 2020. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from date of purchase to be cash equivalents.

Accounts receivable and credit policies

The Company's payment terms generally require payment within 30 days. Management performs ongoing credit evaluations of the Company's customers and generally does not require collateral as management believes the Company has collection measures in place to limit the potential for significant losses. The Company maintains allowances for doubtful accounts, when applicable, for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Balances that remain outstanding after the Company has made reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Substantially all of the Company's receivables were recovered subsequent to December 31, 2018; accordingly, no allowance for doubtful accounts was deemed necessary as of such date.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2018

Note 1 - Description of business and summary of significant accounting policies - continued:

Revenue and cost recognition

The Company prepares its consolidated financial statements using the accrual basis of accounting, whereby revenues are recognized when earned and expenses are recognized when incurred. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed or determinable, and collectibility of the receivable is reasonably assured.

The Company enters in contractual relationships with customers to provide back office restaurant management. These services are provided under arrangements that allow for the use of a product or service over a period of time without taking possession of the Company's software.

Revenues from subscription services are recognized over the subscription period, which is generally on an annual basis, while revenue from professional services are recognized upon the completion of the services. Cash received from customers in excess of revenue recognized is recorded as deferred revenue. Revenue is recorded net of related discounts, rebates and promotions.

Costs of revenues are comprised primarily of hosting and infrastructure fees, and salaries and employee benefits for employees dedicated to providing customer service. Costs of revenues are recognized as incurred, which generally matches in the same period in which the corresponding revenues are recognized.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Repairs and maintenance are expensed as incurred. Depreciation and amortization are determined using the straight-line method over the shorter of the lease terms or estimated useful lives of the respective assets, which range from 3 to 39 years. Upon the sale, retirement or other disposition of assets, the related cost and accumulated depreciation and amortization are eliminated from the accounts, and any gain or loss is recognized in operations.

Property and equipment includes leased assets having a cost of $66,097 and net book value of $46,478 at December 31, 2018. Depreciation and amortization in the accompanying consolidated statement of cash flows is comprised of $18,716 of amortization of leased assets, and depreciation and amortization of other property and equipment of $5,136.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2018

Note 1 - Description of business and summary of significant accounting policies - continued:

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. At December 31, 2018, management believes all of the Company’s long-lived assets are recoverable.

Income taxes

Because AccSys and Afterwards were Subchapter S Corporations as of December 31, 2018, the Company is not subject to income taxes; rather, the results of its operations flow through to the Company’s shareholders for inclusion in their personal income tax returns. Accordingly, these consolidated financial statements do not include any provision for income taxes.

The Company is required to evaluate each of its tax positions to determine if they are more likely than not to be sustained if the taxing authority examines the respective position. A tax position includes an entity's status as a pass-through entity and the decision not to file a tax return. Management has evaluated each of the Company’s tax positions and determined that no provision or liability for income taxes is necessary.

Advertising costs

Advertising costs, which are expensed as incurred, totaled $267,969 in 2018.

Internally developed software

The Company charges all product development expenses to operations as they are incurred because management previously determined that the time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release was very short, and consequently, the amounts that could be capitalized would not be material to the Company's consolidated financial position or results of operations.

Date of management's review

Management has evaluated events and transactions subsequent to December 31, 2018 for potential recognition or disclosure through December 13, 2019, which is the date the consolidated financial statements were available to be issued, and noted no transactions or events requiring additional disclosure.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2018

Note 2 - Line of credit:

The Company has a revolving line of credit facility with a bank that allows for maximum borrowings of $100,000; no availability under the line remained as of December 31, 2018. Advances under the line bear interest at the prime rate of the lender plus 4.75% (the interest rate was 10.25% as of December 31, 2018). The line of credit is secured by substantially all of the Company's assets.

Note 3 - Shareholder notes payable:

Shareholder notes payable consist of the following:

Notes with interest only payments made on an annual basis.
The notes, which bear interest at a rate of 4.5%, and are secured by a second interest (see Note 2) in substantially all of the Company's assets and intellectual property, were initially due on demand. However, in 2019 the notes were modified to have a maturity date subsequent to December 31, 2020. Accordingly, they have been reflected as non-current in the accompanying consolidated balance sheet.	$4,130,000
Notes with interest only payments made on an annual basis.
The note, which bear interest at a rate of 5.0%, and are secured by a second interest (see Note 2) in substantially all of the Company's assets and intellectual property, were initially due on demand. However, in 2019 the notes were modified to have a maturity date subsequent to December 31, 2020. Accordingly, they have been reflected as non-current in the accompanying consolidated balance sheet.	215,100
Note payable to former shareholder with quarterly principal payments of $7,500 plus interest at a fixed rate of 3.25%.
The note matures on December 7, 2024 and is unsecured.	180,000
Shareholder notes payable	$4,525,100

Interest expensed and paid under the above mentioned notes approximated $194,000 and $129,000, respectively, in 2018. These amounts include $83,152 and $58,608 of interest expensed and paid to the former shareholder. Accrued interest under the above mentioned notes was $303,736 as of December 31, 2018.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2018

Note 3 - Shareholder notes payable - continued:

Future minimum payments for shareholder notes are as follows:

Years ending December 31,
2019	$30,000
2020	30,000
2021	4,375,100
2022	30,000
2023	30,000
Thereafter	30,000
Total shareholder notes payable	4,525,100
Less current portion	30,000
Shareholder notes payable - non current	$4,495,100

Note 4 - Capital leases:

The Company has entered into various lease agreements for computer hardware with Dell. These agreements are for a period of 36-60 months with interest rates between 5.00% and 22.92%. Upon termination ownership transfers to the Company with the payment of a bargain purchase option.

Future minimum payments under the leases are as follows:

Years ending December 31,
2019	$23,713
2020	19,106
2021	7,978
2022	172
Total future minimum lease payments	50,969
Less amount representing interest	4,491
Total present value of minimum lease payments	46,478
Less current portion	20,754
Present value of minimum lease payments	$25,724

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2018

In April 2019, the Company entered into a capital lease having a term of 36 months whereby the initial present value of the minimum lease payments approximated $302,400.

Note 5 - Commitments

On November 7, 2017 the Company entered into an operating lease that expires October 31, 2021 for office space in Tampa, Florida.

Minimum future lease payments are as follows:

Years ending December 31,
2019	$210,906
2020	217,233
2021	185,531
Total	$613,670

Rent expense approximated $197,770 for the year December 31, 2018.

Note 6 - Employee benefit plan:

The Company adopted an employee savings plan under the IRS Code Section 401(k). The plan covers substantially all employees of the Company. Each participant may contribute amounts up to 6% of eligible earnings. The Company made matching contributions of $38,557 in 2018.

Note 7 - Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. Bank balances periodically exceed federally insured limits and therefore the Company is subject to credit risk to the extent that a financial institution may be unable to fulfill its obligation to return the Company's cash held at such financial institution. The Company has not experienced any losses in its accounts.

Four and three customers accounted for approximately 28% of the Company's accounts receivable and approximately 26% of the Company's revenues, respectively, as of and for the year ended December 31, 2018.

ACCSYS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements - Continued

December 31, 2018

Note 8 - Deferred liabilities - shareholders:

At December 31, 2018, the Company has aggregate deferred compensation and interest payable of approximately $1,211,500 and $523,000, respectively, to two of its shareholders for services rendered and interest abatements negotiated prior to March 7, 2015. The liabilities are required to be paid within 90 days after (i) the closing of a "Sale of the Company" (as defined in the Shareholders Memorandum and Agreement dated March 7, 2015) and (ii) the satisfaction of certain related party notes payable. Since management does not anticipate the deferred compensation or deferred interest will be paid before January 1, 2021 the amounts have been reflected as non-current in the accompanying consolidated balance sheet.